                                                                      Exhibit 11

                          CHECKMATE ELECTRONICS, INC.

                      COMPUTATION OF  PER SHARE EARNINGS
                     (in thousands, except per share data)


                                              Three Months Ended              Six Months Ended
                                                   June 30,                       June 30,
                                         ------------------------       ------------------------
                                             1996         1995              1996         1995
                                         -----------  -----------       -----------  -----------
PRIMARY:
Weighted average common shares
   outstanding during the period               5,122        5,028             5,105        5,025

Net effect of dilutive stock options
   and stock warrants - based on the
   treasury stock method using the
   average market price                          484          278               481          206
                                         -----------  -----------       -----------  -----------
Total common and common
   equivalent shares                           5,606        5,306             5,586        5,231
                                         ===========  ===========       ===========  ===========
Net income                                  $  1,190       $  823            $1,720       $1,301
                                         ===========  ===========       ===========  ===========
Net income per share                          $ 0.21       $ 0.16            $ 0.31       $ 0.25
                                         ===========  ===========       ===========  ===========
FULLY DILUTED:
Weighted average common shares
   outstanding during the period               5,122        5,028             5,105        5,025

Net effect of dilutive stock options
   and stock warrants - based on the
   treasury stock method using the
   ending market price, if higher
   than average market price                     513          354               513          355
                                         -----------  -----------       -----------  -----------
Total common and common
   equivalent shares                           5,635        5,382             5,618        5,380
                                         ===========  ===========       ===========  ===========
Net income                                  $  1,190       $  823            $1,720       $1,301
                                         ===========  ===========       ===========  ===========
Net income per share                          $ 0.21       $ 0.15            $ 0.31       $ 0.24
                                         ===========  ===========       ===========  ===========

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